Exhibit 23(b)

     INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Amendment No. 1 on Form S-8 to Registration Statement No. 333-67698 on Form S-2 of Science Applications International Corporation of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
October 15, 2001